		Exhibit 21
SUBSIDIARIES OF CHEMTURA CORPORATION as of December 31, 2016

Company Name	State or Country of Organization	Owned Directly or Indirectly by Chemtura Corporation
Anderol B.V.	Netherlands	100
Assured Insurance Company	Vermont	100
Baxenden Chemicals Limited	United Kingdom	100
Chemtura (China) Holding Company Limited	China-PRC	100
Chemtura Advanced Materials (Nantong) Co., Ltd.	China-PRC	100
Chemtura Belgium N.V.	Belgium	100
Chemtura Canada Co. / Cie	Canada	100
Chemtura Chemicals (Nanjing) Co., Ltd.	China-PRC	100
Chemtura Corporation Mexico, S. de R.L. de C.V.	Mexico	100
Chemtura Europe GmbH	Switzerland	100
Chemtura Financial Services GmbH	Switzerland	100
Chemtura France SAS	France	100
Chemtura Holding Company, Inc.	Delaware	100
Chemtura Holdings GmbH	Germany	100
Chemtura Industria Quimica do Brasil Limitada	Brazil	100
Chemtura Italy S.r.l.	Italy	100
Chemtura Japan Limited	Japan	100
Chemtura Korea Inc.	Korea	100
Chemtura Manufacturing Netherlands BV	Netherlands	100
Chemtura Manufacturing UK Limited	United Kingdom	100
Chemtura Organometallics GmbH	Germany	100
Chemtura Sales Europe B.V. (Includes branch office in Russia)	Netherlands	100
Chemtura Sales UK Limited	United Kingdom	100
Chemtura Shanghai Co., Ltd.	China-PRC	100
Chemtura Singapore Pte. Ltd.	Singapore	100
Chemtura Specialties Australia Pty. Ltd.	Australia	100
Chemtura Specialties India Private Limited	India	100
Chemtura Taiwan Limited	Taiwan	100
Chemtura Vermögensverwaltungs GmbH & Co. KG	Germany	100
Chemtura Verwaltungs GmbH	Germany	50
Crompton Financial Holdings	Ireland	100
Crompton LLC	Delaware	100
Crompton Servicios S.A. de C.V.	Mexico	100
Crompton Specialties GmbH	Germany	100
DayStar Materials L.L.C.	Korea	100
GLCC Laurel de Mexico, S.A. de C.V.	Mexico	100
GLCC Laurel, LLC	Delaware	100
Great Lakes Chemical (Far East) Limited	Hong Kong	100
Great Lakes Chemical (Netherlands) B.V.	Netherlands	100
Great Lakes Chemical Corporation	Delaware	100
Great Lakes Chemical Konstanz GmbH	Germany	100

Great Lakes Europe Unlimited	United Kingdom	100
Great Lakes Holding (Europe) A.G.	Switzerland	100
Great Lakes Holding S.A.S.	France	100
Gulf Stabilizers Industries Sales FZCO **	Dubai	52
Knight Investments B.V.	Netherlands	100
Rubicon LLC **	Utah	50
Uniroyal Chemical Taiwan Limited	Taiwan	100